Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS OF

FARO TECHNOLOGIES, INC.

a Florida Corporation (hereinafter the “Corporation”)

(Effective as of July 21, 2025)

ARTICLE 1

OFFICES

Section 1.1. Offices. The Corporation may have offices, both within and without the State of Florida, as the Corporation’s board of directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.2. Registered Office. The Board of Directors may authorize a change of the registered office or the registered agent, and delete the name and address of the registered agent from the articles of incorporation of the corporation (as may be amended and/or restated from time to time) (the “Articles of Incorporation”), effective upon making the appropriate filings with the Florida Department of State, Division of Corporations (the “DOC”), as required by the Florida Business Corporation Act (the “FBCA”).

ARTICLE 2

SHAREHOLDERS

Section 2.1. Annual Meeting. Annual meetings of the shareholders shall be held either within or outside the State of Florida at such date and time as may be determined by the Board of Directors. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business.

Section 2.2. Special Meetings. Special meetings of shareholders may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Board of Directors or the holders of at least 10% of the votes of all the shares entitled to vote at the special meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.3. Notice of Meetings. Written or electronic notice of each annual and special shareholders’ meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. If mailed, the notice shall be effective when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s shareholder records.

Section 2.4. Waiver of Notice. Any shareholder entitled to notice of a meeting may waive such notice by signing a written waiver either before or after the date and time of the meeting set out in the notice or by attending the meeting either in person or by proxy.

Section 2.5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination that is not earlier than the date of the resolution fixing the record date. Such date shall not be more than seventy nor less than ten days before the date of any meeting nor more than seventy days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Director fixes a new record date for the adjourned meeting.

Section 2.6. Quorum. The holders of a majority of the votes of shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. The holders of a majority of the shares represented in person or by proxy at a meeting and that would be entitled to vote if a quorum were present may adjourn the meeting from time to time, even if a quorum is not present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified

Section 2.7. Voting of Shares; Proxies. Whenever any corporate action, other than the election of directors, is to be taken under law by vote of the shareholders, it shall, except as otherwise required by law or by the Articles of Incorporation or by the specific provisions of a by-law adopted by the shareholders, be authorized if the votes cast in favor of such action exceed the votes against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Unless otherwise provided by the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present. Except as otherwise provided in the Articles of Incorporation or the specific provision of a bylaw adopted by the shareholders, an abstention shall not constitute a vote cast. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders, unless otherwise provided in the Articles of Incorporation. A shareholder may vote either in person or by proxy authorized in accordance with law.

Section 2.8. Shareholder Consent in Lieu of Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE 3

THE BOARD OF DIRECTORS

Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than 1 director. Directors need not be residents of the State of Florida nor shareholders of the Corporation unless provided otherwise by the Articles of Incorporation. The Directors shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified. The Board of Directors shall have all of the powers available under state law and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by state law, the Articles of Incorporation, or by these Second Amended and Restated Bylaws (the “Bylaws”).

Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose.

Section 3.3. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified.

Section 3.4. Books and Records. The Directors may keep the books of the Corporation outside of the State of Florida, except those records required by law to be kept within the state, at such place or places as they may from time to time determine.

Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. A Director shall not be precluded from serving the corporation in any other capacity and receiving compensation for services in that capacity.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the State of Florida at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. The annual meeting of the Board of Directors shall be held shall be held at such time and place as determined by the Board of Directors. Notice of any resolution of the Board fixing or changing the time or place of a regular meeting of the Board of Directors shall be mailed to each Director at least three business days prior to the first meeting held pursuant to such resolution. The Board may transact any business that comes before it at any regular meeting of the Board of Directors.

Section 4.3. Special Meetings. Special meetings of the Board of Directors of directors may be called by any two Directors then in office or by the president on two days’ notice to each director, by telephone or by being personally delivered or sent by mail (including overnight mail) or by facsimile telecommunication, telecopy, electronic transmission, email or similar means. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting and its objectives.

Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors.

Section 4.5. Quorum. Unless a greater number is required by these Bylaws or the Articles of Incorporation, a quorum of the Board of Directors consists of a majority of the fixed number of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Voting. Each Director will have one vote. The affirmative vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law.

Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any action that may be taken at a meeting of a committee of the Board of Directors) may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each Director (or each Director serving on the committee), and delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

Section 4.8. Participation by Remote Communication. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment allowing persons participating in the meeting to hear each other simultaneously, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.9. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, or in the Articles of Incorporation or these Bylaws, shall have all the authority of the Board of Directors, except as otherwise required by law. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. A committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE 5

OFFICERS

Section 5.1. Generally. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Vice President, a Secretary, a Treasurer and any other officers, including assistant officers, as deemed necessary by the Board of Directors. Any two or more offices may be simultaneously held by the same person. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer.

Section 5.2. Removal and Resignation. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5.3. President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.4. Vice President. The Vice President, if any, or, if there shall be more than one, the Vice Presidents or any other officers that have been appointed, in each case, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.5. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.6. Chief Financial Officer, Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer shall in the absence or disability of the Treasurer or at the direction of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.7. Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

Section 5.8. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

ARTICLE 6

INDEMNIFICATION

Section 6.1. Indemnification of Directors and Executive Officers. The Corporation shall, to the fullest extent permitted or required by the FCBA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors’ resolution, vote of shareholders, the FCBA, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term “Directors” includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term “Executive Officers” includes those individuals who are or were at any time “executive officers” of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article 6 and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes (1995). The provisions of this Article 6 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 6 shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

ARTICLE 7

STOCK CERTIFICATES

Section 7.1. Stock Certificates. If the Board of Directors determines that shares of stock in the Corporation will be certificated, the Certificates that represent such shares of stock will be in the form determined by the Board of Directors. Certificates will be signed by the President and Secretary of the Corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the Secretary of the Corporation in the corporate stock transfer ledger. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, if such shares are certificated, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued (or the certificate shall have a statement that the Corporation will furnish such information to any shareholder upon request and without charge). If the Corporation is authorized to issue any preferred or special class in series, the stock certificates will state the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Section 7.2. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed.

Section 7.4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation. If shares are not certificated, such transfers need only be reflected upon the books of the Corporation.

Section 7.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Florida law.

ARTICLE 8

NOTICE

Section 8.1. Form of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be communicated in person, by telephone, telecopier, teletype, facsimile, or in writing, by mail or private carrier. Notice given by mail or private carrier shall be addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with prepaid postage, and such notice shall be deemed to be delivered when it is deposited in the United States mail. Notice to Directors may also be given by facsimile, telecopy, electronic transmission, email or similar means.

Section 8.2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving the required notice.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper to meet debts of the Corporation as they become due in the regular course of business, or for any other purpose as the Directors determine is in the interest of the Corporation.

Section 9.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4. Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, or in the event the Board of Directors shall not have determined to adopt a corporate seal, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her or by his or her assistants on all appropriate papers.

Section 9.5. Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein.

ARTICLE 10

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or by the shareholders.